MEMORANDUM D'ENTENTE ENTRE LE GOUVERNEMENT DE LA REPUBLIQUE DE GUINEE ET LA SOCIETE SCS CORPORATION

Entre la République de Guinée représentée par Monsieur Mahmoud THIAM, Ministre des Mines et de l'Energie sis à Kaloum, Conakry, République de Guinée, ci-après désignée « le Gouvernement »

D'une part,

Et

La société SCS Corporation, filiale à 100% de Hyperdynamics, société constituée conformément aux lois du Delaware, Etats – Unis d'Amérique dont le siège se trouve à One Sugar Creek, Suite 125, Sugar Land, Texas 77478, USA, ci-après désignée « l'Entrepreneur »,

D'autre part

PREAMBULE

Attendu que le 22 septembre 2006, un contrat de partage de production d'hydrocarbures a été signé entre la République de Guinée et la société SCS Corporation ;

Attendu que des divergences ont été relevées lors de la procédure d'approbation et de mise en œuvre de ce contrat ;

Attendu que les parties ont décidé de mettre un terme à ces divergences en identifiant l'ensemble des points litigieux en vue de leur résolution dans les meilleurs délais ;

Attendu que dans cette logique, les parties souhaitent donner la priorité au démarrage des travaux ;

Attendu que les parties ont donc décidé de régler immédiatement la question relative à la superficie de la zone contractuelle et de fixer un calendrier pour les autres points ;

De ce qui précède, les deux parties sont convenues de ce qui suit :

1. SPÉCIFICATION DE L'OBLIGATION ÉTENDUE D'EXPLORATION DE LA PART DE L'ENTREPRENEUR

1.1 En sus de toutes ses autres obligations, en vertu du PSC, relatives à l'activité d'exploration, l'Entrepreneur, SCS Corporation, (ci-après dénommé « Entrepreneur ») spécifie qu'il commencera à forer au moins un puits d'exploration au sein de la zone du contrat au cours de l'année calendaire 2011, conformément aux règles de l'art.

1.2 La société effectuera tous les travaux avec une équipe de techniciens guinéens qualifiés.

2. RESTITUTON D'UNE PARTIE DE LA ZONE DU CONTRAT

2.1 En attendant la finalisation de la revue du contrat de partage de production d'hydrocarbures de septembre 2006, l'Entrepreneur restituera 64% de l'offshore guinéen au plus tard le 31 décembre 2009.

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2.2 Le Gouvernement cherchera les méthodes et les partenaires les plus avantageux pour la mise en valeur des 64% rétrocédés. L'entrepreneur aura l'opportunité et le droit de rentrer en concurrence pour la zone ainsi rétrocédée. A conditions égales, l'Entrepreneur aura le droit de premier refus.

2.3 L'Entrepreneur gardera les 36% soit une superficie de 28 800 km^2 à laquelle seront strictement appliquées les dispositions du Code Pétrolier en matière d'exploration pétrolière.

2.4 La restitution visée au présent point 2 remplace celle prévue au contrat et sera à cet effet intégrée à celui-ci lors des négociations qui seront engagées dans le cadre de la revue de ses dispositions mais ne réduira, n'étendra, ni ne modifiera aucun droit ou obligation y afférents.

2.5 La restitution sera faite par notification écrite de l'Entrepreneur à la République de Guinée, par l'intermédiaire du Ministère en charge de la recherche pétrolière.

2.6 L'Entrepreneur renonce au bénéfice de la clause 5.2 du contrat et les modifications conséquentes seront prises en compte dans le cadre des négociations qui seront engagées pour la revue du contrat.

3. POURSUITE DES DISCUSSIONS

3.1 L'ensemble des autres clauses du contrat feront l'objet de négociations en vue de rendre celui-ci conforme aux normes et aux standards admis en la matière. Les clauses concernées par cette revue sont notamment, sans s'y limiter, la nature du contrat, sa durée, les engagements de travaux et de dépenses, le Comité de Direction, la préférence aux personnel et sous-traitants locaux, le recouvrement des dépenses pétrolières, la participation de l'Etat, le régime fiscal et douanier, le contrôle des changes.

3.2 Les négociations sur l'ensemble de ces clauses se feront dans un délai de six mois à compter de la date de signature du présent mémorandum, faute de quoi, le présent mémorandum sera résilié.

3.3 Les négociations sur les clauses visées ci-dessus n'auront pas pour objet de remettre en cause les droits de l'Entrepreneur sur la zone qui lui restera tel que défini dans le présent mémorandum. Lesdits droits seront soumis au strict respect du Code pétrolier. Les négociations auront pour objet de faire du contrat un contrat équilibré répondant aux normes internationales admises en la matière.

3.4 Un chronogramme des travaux sera déposé par l'Entrepreneur au Ministre en charge de la recherche pétrolière au plus tard le 31 décembre 2009.

3.5 L'Entrepreneur livrera au Gouvernement toutes les données techniques qu'il détient sur l'offshore guinéen dans un délai maximum de deux mois.

3.6 Le non respect par l'Entrepreneur des délais prévus aux présentes et/ou au chronogramme visé au point 3.4 ci-dessus fera l'objet de rappel du Ministère en charge de la recherche pétrolière. Un délai de trente jours sera accordé à

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l'Entrepreneur pour procéder aux corrections. Tout retard après ce délai entraînera la résiliation du présent mémorandum. En cas de force majeure définie comme étant tout évènement indépendant, involontaire et irrésistible, tout délai considéré sera décalé du temps qu'a duré la force majeure.

3.7 Si aucune offre de rétrocession n'est proposée au plus tard le 31 décembre 2009, le Ministre en Charge de la prospection pétrolière pourra choisir les 64% devant être rétrocédés.

En ce qui concerne les 36% restants, si les termes et conditions du présent mémorandum ne sont pas remplis au plus tard le 31 mars 2010 et en absence d'accord, ces 36% de la zone seront restitués au Gouvernement. Dans le but de parvenir à un accord, les deux parties ont le droit de recourir à un arbitrage international. Dans cette hypothèse, les deux parties attendront la sentence arbitrale qui sera rendue.

3.8 Aucun avenant au Contrat de 2006 ne sera signé avant un accord définitif sur l'ensemble de ces clauses, approuvé par le Conseil des Ministres et promulgué par le Président de la République.

4. DATE D'ENTRÉE EN VIGUEUR

Le présent mémorandum, établi en deux exemplaires originaux, entrera en vigueur à la date de sa signature indiquée ci-dessous.

Pour la République de Guinée :	**Pour l'Entrepreneur :**
Monsieur le Ministre Mahmoud Thiam **Ministère des Mines, de l'Énergie et de l'Hydraulique**	**Ray Leonard, Président-directeur général** **Hyperdynamics Corporation/** **SCS Corporation**
Date : 11 Sept. 2009	**Date :** 11 Sept 2009

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